As filed with the Securities and Exchange Commission on February 1, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Universal Truckload Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	38-3640097
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11355 Stephens Road, Warren, MI	48089
(Address of principal executive offices)	(Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

     Securities Act registration statement file number to which this form relates (if applicable): 333-120510

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which
each class is to be registered

None	None

     Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered

Common Stock, no par value

Item 1.	Description of Registrant’s Securities to be Registered.

     Universal Truckload Services, Inc. (the “Registrant”) incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description of Capital Stock” contained in the prospectus included as part of the Registrant’s registration statement on Form S-1 (File No. 333-120510) initially filed with the Securities and Exchange Commission (the “Commission”) on November 15, 2004, as amended from time to time, under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

     The following exhibits are filed as part of this registration statement:

1.	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1, as filed with the Commission on November 15, 2004.

2.	Specimen Common Share Certificate, incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-1, as filed with the Commission on November 15, 2004.

3.	Amended and Restated Bylaws, as amended on December 10, 2004, incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s registration statement on Form S-1, as filed with the Commission on January 7, 2005.

4.	Registration Rights Agreement, dated as of December 31, 2004, among the Registrant, Matthew T. Moroun and The Manuel J. Moroun Trust, incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s registration statement on Form S-1, as filed with the Commission on January 7, 2005.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

By:	/s/ Robert E. Sigler
Name:	Robert E. Sigler
Title:	Chief Financial Officer

Date: February 1, 2005